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                                  Exhibit 23.2

           CONSENT OF THE LAW DEPARTMENT OF NATIONAL CITY CORPORATION



         The Law Department hereby consents to the reference to the Law Department under the caption "Legal Opinions" in the prospectus comprising a part of such Registration Statement.


                                       /s/ Carlton E. Langer
                                      -----------------------------------------
                                      National City Corporation Law Department
                                      Carlton E. Langer
                                      Assistant General Counsel